Lease Agreement

Lease Agreement

Party A: China Arts & Crafts Import & Export Corporation

Party B: Chindex (Beijing) Consulting Incorporated

Party A is the owner of the China Arts & Crafts Building located in No. 103 Jixiangli Chaoyangmenwai, Chaoyang District, Beijing. Party B desires to rent and Party A agrees to rent the above-mentioned premises.

Party A and Party B through friendly discussions reach the following agreement on the basis of self-willingness, fairness and legal means:

Article One: The Leased Space

Party A agrees to lease second floor (850sqm. Net space) of Tower B of the China Arts & Crafts Building located in No. 103 of Jixiangli, Chaoyangmenwai, Chaoyang District Beijing and east portion of the third floor of Tower B (570sqm. Net space), total 1,420 m2 net space (hereafter abbreviated as "the leased space") to Party B. Party B agrees to rent the leased space and accepts all clauses in this lease agreement. Party B has the exclusive right to use the leased space during the lease period. Party B could use the leased space as it own office and/or the office for companies that have a relationship with Party B.

Article Two: Lease Period

The lease shall take effect on August 18, 2002 and end on August 17, 2012, a ten-year period. The rent-free period is from August 18, 2002 through November 17, 2002, a total of three months.

Article Three: The Rent

Clause 1 The rent of the leased space shall be calculated according to the net space. The annual rent is RMB2,200,000.00. This rent amount will only apply for the first five years. The rent amount for the second five-year period must be discussed by both parties at the end of the first five-year period and will be set in relation to the market situation. The adjustment percentage of the annual rent for the second five years will not exceed +/- 5% of the original rent.

Clause 2 The rent shall be pre-paid on a two-month term. Each payment is RMB366,666.66. The first payment of the rent will be paid by Party B before November 17, 2002. Subsequently the rent for each two-month period must be paid no later than 7 days prior to the next payment term.

Clause 3 If Party B fails to pay the rent on time, Party A will charge an overdue fine of 0.3% of the monthly rent on a daily basis. If Party B fails to pay the rent for over 30 days, Party A will deal with the matter according to the stipulations set forth in Article Fourteen of this agreement.

Article Four: Rental Deposit

Clause 1 Within 10 working days after signing this lease agreement, Party B should pay a rental deposit of RMB360,000.00 to Party A as the pledge for Party B to execute the stipulations and the conditions in the lease agreement.

Clause 2 Under the circumstance that Party B has executed all the clauses, stipulations and conditions under this lease agreement, the lease agreement has expired and Party B no longer wants to renew the agreement, Party B has returned the leased space and the space have been accepted by Party A, and Party B has paid all of the outstanding fees and other costs, Party A should refund the rental deposit to Party B within 15 working days.

Clause 3 If Party B violates any clause, stipulation or condition of this agreement, which in turn results in Party A's failure to collect the rent and other expenses as scheduled, or other expenses occur because of such violations, Party A has the right to deduct part or all of the rental deposit to pay for the rent and other expenses. In such cases, if the rental deposit is not enough to compensate the stipulated sum in Clause 1 of this article, Party B must complement the shortage within 10 working days after Party B receives Party A's notice for fee collection.

Clause 4 No interest will be paid for the rental deposit.

Clause 5 Party B has no right to use the rental deposit as the rent.

Clause 6 If the rental deposit is not paid in due time, an overdue fine of 0.3% of the rental deposit sum will be charged on a daily basis. If the deposit is not paid or not fully paid after 10 working days, Party A will deal with the matter according to the stipulations in Article Fourteen of this lease agreement.

Article Five: Other Expenses

Clause 1 Party B will install, use and pay the telephone bills for its own telephone lines directly to the telephone bureau according to the charges set by the telephone bureau. Party A agrees to provide two telephone extensions of the building free of charge. There is no outside line functions for these two lines and can only be used in the building.

Clause 2 Party B will lease five outdoor parking spaces. The rent for each parking space is RMB300 per month. The total cost for parking is RMB1,500 per month.

Clause 3 Party B must pay the electricity fees for leased space including those for fax, illumination, copier, computer, etc. according to the regulations. Party A should install the electrical meter for the leased space.

Clause 4 Other fees shall be paid by Party B on a monthly basis. Such fees must be paid within 7 working days after Party B receives the bill and notice from Party A. If the expenses are not paid with the said period, a 0.3% of the total expenses should be charged to Party B per day. If the fees are not paid or not fully paid 30 days after the deadline, Party A will deal with the matter according to the stipulations in Article

Fourteen of this lease agreement.

Article Six: Party A's Responsibilities and Liabilities

In addition to other articles in this lease agreement, Party A must abide by the following clauses and conditions regarding the leased space:

Clause 1 Party A has the right to lawfully lease the leased space to Party B and has the necessary legal authority to sign this agreement with Party B and carry out its obligations stipulated herein. Party A shall provide to Party B copies of the "Real Property Ownership Certificate" ("_______") or the written certification documents for property ownership issued by Party A's superior bureau or authority and these shall be added as attachments to this agreement.

Clause 2 Party A shall vacate the leased space and remove all articles occupying the leased space at it's own expense. Items remaining at the time the space is turned over to

Party B shall be deemed as no longer owned by Party A and Party B can deal with them as it wishes.

Clause 3 The design of the leased space conforms with all relevant building, fire and safety standards and at the time of leasing are structurally sound.

Clause 4 During the lease period, Party A shall guarantee water supply, drainage,

electricity, air-conditioning and heating to the leased space. Upon notification by Party

B of any related to the supply of the above-mentioned utilities, Party A shall promptly undertake repairs.

Clause 5 Should Party A undertake any construction within the building during the lease period it should try their best not impede the passage of Party B's employees and guests in and out of the building.

Clause 6 Within 10 days after receiving the rental deposit, Party A shall turn over the leased space to Party B for its use. During the lease period Party A should allow for

Party B's quiet enjoyment of the leased space within the limits permitted by the lease agreement.

Clause 7 Party A should provide the legal documents related to the leased agreement to Party B according to the laws and regulations, for Party's B's business registration and annual renewal purpose of use.

Clause 8 Party A shall provide central air-conditioning to the leased space during normal working hours which are from 8:00 a.m. through 7:00 p.m. (Monday through Friday). It will not be provided on Saturdays, Sundays, and holidays. If Party B requests air-conditioning for other times Party A shall cooperate. The fees for supplemental air-conditioning shall be discussed by both parties separately.

Clause 9 If Party B is unable to carry on its normal business activities for a period of five consecutive days because Party A does not provide a sufficient supply of electricity, water, air-conditioning and heating to Party B under the condition of normal supply of electricity, water, air-condition and heating acquired by Party A, or if there is damage to the leased space caused by Party A, Party B shall not be responsible for payment of rent for the period beginning on the sixth day Party A is unable to carry on its normal business activities, and continuing until the electricity, water, air-condition and heating have been restored to normal operation or the problem has been resolved. Party B may deduct this amount from its next rental payment.

Clause 10 It is Party A's obligation that to provide timely maintenance of the leased space, maintain a sound work environment, and keep the building in good condition. Party A will provide for sanitation, cleaning and security services of the public areas in the building.

Clause 11 Party A shall be responsible for repairs to the main pipelines and facilities of the leased space throughout the lease period. Should Party A be unable or unwilling to carry out needed repairs, Party B may arrange for such repairs itself after submitting the maintenance report and get the written approval from Party A, and may deduct the costs of such repairs from its next rental payment.

Clause 12 Party A shall receive the letters, mails, newspapers and magazines for Party B.

Clause 13 To maintain the company image of Party B, Party A should not use the hallway or corridor in front of the leased space.

Clause 14 In order not to interfere with Party B's business activities, Party A must adhere to the stipulations of the concerned Chinese laws and regulations in handling the relevant procedures.

Clause 15 Party A shall be responsible for the payment of all taxes, fees and charges that may be levied by the Chinese laws and regulations with respect to the leased space.

Clause 16 Party A shall provide Party B with copies of detailed technical drawings for the leased space, including structural drawings, floor plans, pipeline drawings, etc.

Clause 17 Party A shall ensure, under the conditions of free-flowing traffic, that parking is freely and conveniently available to Party B and its customers, employees and invitees at the parking lots designated on Clause 2 of Article 5 of the lease agreement

Clause 18 Party A shall ensure that during the lease period Party Bandits employees customers and invitees who comply with the relevant regulations of Party A shall have convenient, continuous and unhindered access to the leased space at all times.

Article Seven: Party B's Responsibilities and Liabilities

In addition to the other articles in the lease agreement, Party B must abide by the following clauses and conditions regarding the leased space:

Clause 1 Party B should comply with all relevant Chinese laws and regulations as well as all rules and regulations regarding the management of the building issued by Party A.

Clause 2 During the lease period, Party B shall not engage in illegal activities in the leased space, and shall not permit any subtenants to engage in illegal activities in the leased space.

Clause 3 Party B shall not engage in dangerous activities in the leased space.

Clause 4 Party B shall keep the leased space clean and intact. Rubbish such as dirty water, fruit peels, cigarette butts, and garbage should be put into the designated cans and bins. It is not permitted to place trash in the halls or throw trash out of the windows. Party A has the right to advise violators and assess fines.

Clause 5 Party B should protect the leased space and its facilities such as doors, windows, electrical facilities, etc. during the lease period. If Party B or the guests of Party B damage the leased space or public areas, costs for repair shall be borne by Party B.

Clause 6 Party B shall not arbitrarily demolish and rebuild the leased space, or damage the basic structure of the building and rooms.

Clause 7 Party B shall not engage in activities in the leased space, which would damage Party A's reputation.

Clause 8 Party B should pay the rental deposit, rent, and other expenses stipulated in this lease agreement in a timely manner. Should Party B fail to pay the rent, Party B shall pay a delayed payment fee based on the number of days, in addition to paying the corresponding rent unless Party A's consent has been obtained beforehand. The daily delayed payment fee shall be 0.3% of the corresponding fee.

Clause 9 Party B should take all appropriate preventive measures to protect the leased space from damage and notify Party A immediately once damage is discovered.

Party B shall be responsible for the repairs if the damage is caused by Party B, and the relevant costs borne by Party B.

Clause 10 Party B shall notify Party A immediately if insects or pests are discovered. Party A shall approve and arrange for pest extermination.

Clause 11 Party B shall provide copies of the detailed remodeling and renovation construction drawings and relevant information to Party A.

Clause 12 During the lease period, Party B's employees, customers and invitees shall abide by security regulations as agreed to by both parties and shall respect the employees of Party A.

Clause 13 Party B shall equip the interior of the leased space with the required fire prevention equipment, formulate fire prevention measures and carry out fire safety drills in accordance with the requirements of the relevant fire department. Party B cannot store or let others store weapons, cartridges, saltpeter, explosives, kerosene or any other flammable, explosive and corrosive objects in the leased space.

Clause 14 Party B cannot move large and heavy equipment such as steel safes, important machinery, large equipment, freight goods or renovation and decoration materials in or out of the building without the prior written consent of Party A.

Clause 15 Party B cannot use the leased space to manufacture or store goods and products, except small amounts of goods or products to be used as demo or samples related to the business of Party B.

Clause 16 Party B cannot pile or store boxes, furniture, and garbage in the halls, stairways, corridors or the public places, and cannot block the passages in these places,

Clause 17 As a foreign investment enterprise, Party B shall pay the fees related to this lease agreement in accordance with the Chinese law and regulations.

Clause 18 After the expiration of this lease agreement, Party B shall turn over to Party A all immovable fixtures within the leased space without raising any further conditions or claims.

Article Eight: Indoor Renovation and Modification

Clause 1 Party A agrees that as of the effective date of the lease agreement, and after the renovation plan has been approved by Party A, Party B can freely remodel and renovate the leased space, provided that such remodeling and renovation shall not damage the basic structure of the leased space.

Clause 2 Without obtaining the prior written agreement of Party A, Party B cannot carry out any modification, enlargement or improvement to the leased space. Without the approval of Party A Party B cannot make any marks, painting or drilling, and cannot damage the outer appearances of the leased space and the building in any form. Party B has no right to destroy the outer appearance of the leased space and building. Party B cannot install pergola or other protruding objects, cannot penetrate the walls, cut or connect any electrical circuits, cannot install or use any cooking, air-conditioning or heating equipment that has no relation to office work, or place any wax cloth or covers for the carpets within the leased space without the written approval from Party A. With the exception of movable office furniture, electrical appliances, decorations, and self-installed air-conditioning purchased by Party B, all modifications, enlargements and improvements shall automatically become the property of Party A starting from the date the lease expires.

Clause 3 During the renovation period all fees for power telephones related to the leased space shall be paid by Party B.

Clause 4 Party B shall pay a deposit in accordance with the management regulations of Party A before renovations of the leased space begin. After the completion of the renovation and upon Party A's acceptance, the deposit shall be returned to Party B.

Clause 5 Party A shall allow Party B to install the outside air-conditioners as needed in accordance with Party A's regulations. The installation fees will be borne by Party B.

Clause 6 In the precondition of which not violate the rules and regulations issued by the local government, Party A agrees that Party B may erect signs on the exterior gate and entrance of the building by each at no charge and set up the sign at the entrance of the leased space. The specific locations, specification and dimension of the said signs shall be discussed by the two parties. All cost related to this issue will be borne by Party B.

Article Nine: Entry and Exit (Access) to the Leased Space

Party A and its agents must notify Party Bin advance before entering the leased space to inspect, install, or maintain pipelines and circuits. Upon obtaining permission they will do their best not to impact Party B's normal work and ensure that the existing facilities and decoration are not disturbed. Party A can carry out inspection, installation, and maintenance that are required. Party A can take new Lessees to visit the leased space to look at the situation three months before the agreement expires after obtaining the permission of Party B and can also put up a "for rent" notice outside of the leased space.

Article Ten: Renewal of the Agreement

Clause 1 Within the validity period of this agreement, under the circumstance that Party B does not violate any clauses, stipulations and conditions of the agreement, Party B has priority to request to extend the lease for one more term under the same condition with other lessees. Specific contents of the lease agreement shall be discussed by both parties three months before this agreement expires. Both parties shall negotiate the rent after renewal.

Clause 2 If Party B intends to use its priority of agreement renewal, it should provide written notice to the no later than three months before this agreement expires If Party B fails to give such notice within the above-mentioned period, this lease agreement will be terminated upon expiry. No other notice will be given.

Article Eleven: Assignment

Under the condition of fulfilling this lease agreement and with the written approval of Party A, Party B shall be entitled to assign its rights and obligations under this lease agreement to a third party. Party A shall cooperate fully with Party Bin obtaining any necessary approvals of such assignment. Party B shall be responsible for the costs of any such assignment.

Article Twelve: Sublease

After obtaining Party A's written approval and under the condition of carrying out all the stipulations of this lease agreement, Party B shall be entitled to sublease the leased space or a part of the leased space.

Article Thirteen: Termination of the Lease Agreement in Advance

Clause 1 If Party A or Party B wishes to terminate the lease agreement in advance, the party must notify the other party in writing three months in advance, unless such termination is governed by other specific conditions of this lease agreement.

Clause 2 If Party A wishes to terminate the lease in advance, Party A must return the rent pre-paid by Party B while Party A sends the notice of such termination to Party B. In addition, Party B shall use the leased space without payment for three months after Party A notifies Party B (Party B must pay all of the other expenses which are listed in Article 5 that are incurred during this period.). Party A will not pay any other compensation. Once Party B returns the leased space and the space has been accepted by Party A, and Party B has paid all of the outstanding fees and other costs, Party A should refund the rental deposit to Party B within 15 working days. If Party B wishes to terminate the lease in advance Party B must pay Party A a penalty equal to two month's rent. At the same time Party A should refund the rental deposit to Party B.

Clause 3 Within 10 working days after three months of receipt of written notice of advance termination by either party, Party B should return the leased space in clean and sound condition to Party A. If Party B fails to move out on time, it will be deemed that Party B gives up the ownership of the articles not removed from the leased space, and Party A will have the right to deal with them freely.

Article Fourteen: Liability for Breach of Agreement

Clause 1 If Party B is delinquent in payment of all or part of rent and (or) other expenses, Party B should pay Party A the said rent and (or) other expenses as well as the penalty for such delay. After 30 days Party A has the authority to deduct the above mentioned expenses from the rental deposit and require Party B to compensate the deposit to the original number. Or Party A can terminate the lease agreement by directly sending a notice to Party B. After the lease agreement is terminated, Party A will retain the rental deposit as the fine of Party A's breach of the lease agreement, while Party B still need to pay the rent and (or) other expenses and penalty.

Clause 2 Any violation of other articles of the lease agreement by Party B or Party A which is not rectified by the other party within 30 days after receiving the written notice, and which cannot be resolved through mutual discussion by both parties, shall be deemed to be a violation of the lease agreement.

Clause 3 If Party B violates the lease agreement, Party A shall retain the rental deposit. Party B should return the leased space to Party A within 10 working days of the receipt of the written notice. Party A will refund the pre-paid rent to Party B after deducting the actual expenses of Party B. If Party B fails to turn over the leased space to Party A within the required time period, it will be deemed that Party B gives up the ownership of the articles not removed from the leased space and Party A can deal with them freely.

Clause 4 If Party A violates the lease agreement, Party A should pay a penalty that equals to rent deposit to Party B will refund the deposit to Party B.

Article Fifteen: Damage to the Leased Space

If the leased space is damaged seriously due to the fire or other reasons, and it caused by Party A, Party A must restore the space to its original condition compensate Party B for its losses caused by such disaster. If the damage to the leased space is caused by Party B, Party B must restore the space to its original condition and compensate Party A for its losses caused by such disaster. If the damage is caused by Force Majeure, Party B cannot use the space, and Party A decides not to restore the space, Party A should inform Party B in writing within 10 working days after the event. This lease agreement will be terminated upon Party A's providing such notice. Party B should move out from the leased space and Party A will not compensate any expenses to Party B. Moreover, starting from the date of the damage, Party B will not pay rent and Party A shall refund the deposit and pre-paid rent. If the damaged leased space caused by the Force Majeure can be used after repairs are undertaken, and Party A decides to repair the leased space, the rent will be charged starting from the date after the completion of the repairs.

Article Sixteen: Insurance of the Leased Space

Clause 1 In the lease period, Party A insures the leased space

Clause 2 During the lease period, if Party B intends to insures the renovated parts of the leased space, Party A shall provide support to this issue. All such insurance policies shall name Party B as an additional insured party and provide to Party B copies of the relevant certificates of such insurance coverage. Party B shall be notified not less than 60 days prior to any termination, amendment, cancellation or modification of the insurance contract. Both parties agree that the purchase of insurance shall be based on the renovated space. Party B will pay for the increase of the cost of insurance caused by any increases in the value of the leased space attributable to Party B's renovations. For purposes of this provision, the parties agree that the issue of increased cost will be determined by a comparison of insurance quotations for the building, which refer to one insurance quotation without the renovations, and the insurance quotation with the renovations.

Clause 3 In the case that Party B causes Party A's insurance cost increased, Party B must compensate Party A for the increases and other relevant expenses in a timely manner.

Article Seventeen: Surrender of the Leased Space

Party B shall vacate and turnover the Leased space in a clean and sound condition to Party A within 10 days of the expiration of the lease. Party A shall not require Party B to undo remodeling or renovation previously approved by Party A under Article Eight. Party B may remove any equipment, machinery, furniture and other structures and installations that were not provided by Party A. If the Leased space has not been surrendered by the due date, Party A has the right to deal with all articles not removed from the leased space by Party B.

Article Eighteen: Inspection

Clause 1 When the lease agreement has come into effect, Party B shall conduct an inspection of the Leased space with a representative of Party A and the department of building quality certification. If any question arises as to the quality of the structure of the building, Party A will be responsible for repair. Party B shall have no obligations under this lease agreement until the structure of the building has been brought up to the relative standards.

Clause 2 Within 10 days of the expiration of the lease agreement, a representative of Party B will accompany a representative of Party A to inspect the condition of the leased space and turn the leased space over to Party A. The leased space shall be handed back to Party A without any change to the basic structural features of the leased space.

Article Nineteen: Abjuration of Rights

Clause 1 If Party A or Party B wishes to give up any of its rights stipulated in this lease agreement, only written and signed documentation can be used as the grounds for such abjuration.

Clause 2 If Party B violates the lease agreement and Party A accepts rent, it shall not be deemed that Party A has given up its rights to investigate into the violation of the lease agreement. If Party A violates the lease agreement and Party B does not return the rent, it shall not be deemed that Party B has given up its rights to investigate into the violation of the lease agreement.

Clause 3 If the rent or other expenses paid by Party B are insufficient to meet the sums stipulated in the lease agreement, or if Party A accepts insufficient rent or other expenses, it shall not be deemed that Party A has agreed that Party B may pay less than the stipulated amounts. Party A's accepting of insufficient amounts does not affect its right to require the balances to be paid, or its right to take other measures according to the lease agreement or the stipulations of the law.

Article Twenty: Termination of the Lease Agreement

Clause 1 Should any of the following situations occur, Party B may terminate this lease agreement:

1. If the leased space is defective or damaged through no fault of Party B, such that Party B is unable to use the leased space for its intended purpose, and Party A fails to remedy the situation within 30 days following receipt of written notice from Party B.

2. If Party A otherwise breaches the lease agreement, which breach remains unremedied 30 days after Party B has provided Party A with written notice of the breach.

Clause 2 Should any of the following situations occur, Party A may terminate the lease agreement:

1. If Party B uses the leased space in violation of the terms of this lease agreement, and such situation is not remedied within 30 days after Party A has provided Party B with written notice of the breach.

2. If Party B fails to make payments of the rent within 30 days of the due date for such rental payment.

Clause 3 Should any of the following situations occur, either party may terminate this lease agreement:

If the conditions or consequences of Force Majeure prevail for a period in excess of one month and the parties have been unable to find an equitable solution.

Article Twenty-one: Force Majeure

Clause 1 "Force Majeure" shall mean all events which are beyond the control of the parties to the lease agreement, and which are unforeseen, or if foreseen, unavoidable, and which prevent total or partial performance by either party.

Clause 2 If an event of Force Majeure occurs, to the extent that the contractual obligations of the parties to the lease agreement cannot be performed as a result of such event, such contractual obligations shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended without penalty for a period equal to such suspension.

Clause 3 The party claiming Force Majeure shall promptly inform the other party in writing and shall furnish appropriate proof of the occurrence and duration of such Force Majeure. The party claiming Force Majeure shall also use all reasonable efforts to minimize the consequences of such Force Majeure.

Clause 4 In the event of Force Majeure, the parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

Article Twenty-two: Notices

All notices issued based on the needs of the lease agreement must be in written form. The invoices, vouchers and other notices issued by Party A to Party B must indicate that the addressee is Party B. If such documents are sent to the leased space or sent to Party B by registered mail, or are sent to the original address of Party Bin Beijing, they will be deemed as having been sent to Party B. Invoices, vouchers and other notices issued by Party B shall indicate that the receiver is Party A. If such documents are sent to Party A by registered mail, or are sent to the original address of Party A in Beijing, they will be deemed as have been sent to Party A.

Article Twenty-three: Business License

At the time of signing of the lease agreement, Party B must provide copies of its business license issued by the industrial and commercial administration departments of The People's Republic of China, as well as the authorization and the original 1D card of Party B's representative who signs this agreement. The copies of the above-mentioned documents shall be attached to the lease agreement as annexes.

Article Twenty-four: Governing Law, Dispute Resolution

Clause 1 The format, validity, interpretation, execution, amendment and termination of this lease agreement shall be governed by the published laws and regulations of the PRC.

Clause 2 Any dispute arising from, out of or in connection with the lease agreement shall be settled by friendly consultation between both parties. In the event that either party determines that the dispute is unable to be resolved by consultation, either party may, at any time, refer the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration according to its arbitration procedural rules then in effect. The result of the arbitration is final and binding to both parties.

Clause 3 During arbitration, except for the area of disagreement under arbitration, all other provisions of the lease agreement are still valid.

Article Twenty-five: Miscellaneous

Clause 1 Languages

The lease agreement is written in Chinese only.

Clause 2 Waiver

Failure, waiver or delay on the part of either party hereto to exercise any right, power or privilege under the lease agreement shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other future exercise thereof.

Clause 3 Severability

The invalidity of any provision of the agreement shall not affect the validity of any other provision of the lease agreement.

Clause 4 The entire lease agreement

The lease agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and agreements between them.

Clause 5 Amendments

Any amendment to the lease agreement shall be in writing and signed by both parties, and shall not come into effect until both parties have signed the amendment.

Clause 6 Registration

Party A and Party B shall handle the registration and filing procedures with the real estate housing authority in accordance with the relevant regulations. All necessary fees shall be equally borne by both parties.

Clause 7 Costs

Each party shall bear its own costs in the preparation and execution of the lease agreement. Any stamp duty payable on the execution of the lease agreement shall be equally borne by the parties in equal shares.

Clause 8 Implementing Guidelines

Written guidelines for the further detailed implementation of the lease agreement must obtain the written approval of both parties. Such agreed upon guidelines will have the same force and effect as the lease agreement.

Clause 9 Effectiveness

The lease agreement is duplicated in four copies, with each party holding two. The lease agreement shall become effective after duly authorized representatives of both parties0 attach their signatures and add the company seal.

IN WITNESS WHEREOF, the lease agreement is signed by the duly authorized representatives of the parties on the date of July 23, 2002.

Party A: China Arts & Crafts Import & Export Corporation

Signature: /S/ Yu Jiasheng

Company Seal: [seal]

Date: July 23, 2002

Party B Chindex (Beijing) Consulting Incorporated

Signature: /S/ Walter Stryker

Company Seal: [seal]

Date: July 23, 2002